Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$685,373
Unrealized Gain (Loss) on Market Value of Futures	284,592
Dividend Income	472
Interest Income	26
Total Income (Loss)	$970,463

Expenses
Investment Advisory Fee	$5,965
Brokerage Commissions	813
NYMEX License Fee	240
Prepaid Insurance Expense	190
SEC & FINRA Registration Expense	124
Non-interested Directors' Fees and Expenses	66
Other Expenses	16,864
Total Expenses	24,262
Expense Waiver	(15,373)
Net Expenses	$8,889
Net Gain (Loss)	$961,574

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$10,966,635
Net Gain (Loss)	961,574

Net Asset Value End of Period	$11,928,209
Net Asset Value Per Unit (400,000 Units)	$29.82

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502